EXHIBIT 10.5
October 21, 2005
Grubb & Ellis Realty Advisors, Inc.
2215 Sanders Road, Suite 400
Northbrook, Illinois 60062
          Re: Initial Public Offering
Ladies and Gentlemen:
          The undersigned stockholder and director of Grubb & Ellis Realty Advisors, Inc. (“Company”), in connection with the initial public offering of the securities of the Company (“IPO”), hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 10 hereof):
          1. If the Company solicits approval of its stockholders of a Business Combination, the undersigned will vote all Insider Shares owned by him in accordance with the majority of the votes cast by the holders of the IPO Shares.
          2. In the event that the Company fails to consummate a Business Combination within 18 months from the effective date (the “Effective Date”) of the registration statement relating to the IPO (or 24 months under the circumstances described in the prospectus relating to the IPO), the undersigned will (i) cause the Trust Fund to be liquidated and distributed to the holders of IPO Shares and (ii) take all reasonable actions within his power to cause the Company to liquidate as soon as reasonably practicable. The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Fund and any remaining net assets of the Company as a result of such liquidation with respect to his Insider Shares (“Claim”) and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever.
          3. Neither the undersigned, any member of the family of the undersigned, nor any Affiliate of the undersigned will be entitled to receive and will not accept any compensation for services rendered to the Company prior to or in connection with the consummation of the Business Combination; provided that the undersigned shall be entitled to reimbursement from the Company for their out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.
          4. Neither the undersigned, any member of the family of the undersigned, nor

Grubb & Ellis Realty Advisors, Inc.
October 21, 2005

any Affiliate of the undersigned will be entitled to receive or accept a finder’s fee or any other compensation in the event the undersigned, any member of the family of the undersigned or any Affiliate of the undersigned originates a Business Combination.
          5. The undersigned will escrow his Insider Shares for the three year period commencing on the Effective Date subject to the terms of a Stock Escrow Agreement which the Company will enter into with the undersigned and an escrow agent acceptable to the Company.
          6. The undersigned agrees to be a Director of the Company until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company. The undersigned’s biographical information furnished to the Company and attached hereto as Exhibit A is true and accurate in all respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Item 401 of Regulation S-K, promulgated under the Securities Act of 1933. The undersigned’s Questionnaire furnished to Deutsche Bank Securities Inc. and annexed as Exhibit B hereto is true and accurate in all respects. The undersigned represents and warrants that:
     (a) he is not subject to, or a respondent in, any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;
     (b) he has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and he is not currently a defendant in any such criminal proceeding; and
     (c) he has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.
          7. The undersigned has full right and power, without violating any agreement by which he is bound, to enter into this letter agreement and to serve as a Director of the Company.
          8. The undersigned authorizes any employer, financial institution, or consumer credit reporting agency to release to the Company and its legal representatives or agents (including any investigative search firm retained by the Company) any information they may have about the undersigned’s background and finances (“Information”). Neither the Company nor its agents shall be violating the undersigned’s right of privacy in any manner in requesting and obtaining the Information and the undersigned hereby releases them from liability for any damage whatsoever in that connection.

Grubb & Ellis Realty Advisors, Inc.
October 21, 2005

          9. This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of Illinois, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The undersigned hereby (i) agrees that any action, proceeding or claim against him arising out of or relating in any way to this letter agreement (a “Proceeding”) shall be brought and enforced in the courts of the State of Illinois of the United States of America for the Northern District of Illinois, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive, and (ii) waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.
          10. As used herein, (i) a “Business Combination” shall mean an acquisition, through a purchase, asset acquisition or other business combination, of one or more commercial real estate properties and/or assets, including by acquisition of an operating company; (ii) “Insiders” shall mean all officers, directors and stockholders of the Company immediately prior to the IPO; (iii) “Insider Shares” shall mean all of the shares of Common Stock of the Company owned by an Insider prior to the IPO; (iv) “IPO Shares” shall mean the shares of Common Stock issued in the Company’s IPO; (v) “Affiliate” shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended; and (vi) “Trust Fund” shall mean those certain net proceeds of the offering placed in trust with a trust company, to be released only in the event of either the consummation of a Business Combination or a liquidation of the Company.

William H. Downey

Print Name of Insider

/s/ William H. Downey

Signature